Exhibit 99.1

PREFORMED LINE PRODUCTS COMPANY
DEFERRED SHARES PLAN
(Effective August 21, 2008)
SUMMARY

The following is a summary of certain provisions of the Plan. This summary is subject to, and qualified in its entirety by, the complete text of the Plan below.

A.
This Plan is intended to allow elective deferrals by Key Employees and Directors in the form of Deferred Shares from awards of Restricted Stock under the Preformed Line Products Company Long Term Incentive Plan of 2008 (the “Incentive Plan”) on behalf of Participants for future payment to Participants or their Beneficiaries (see Section 1.1).

B.
Only Key Employees and Directors who receive an award of Restricted Stock will be eligible to become Participants, and the Employer will notify each Key Employee and each Director who receives an award of Restricted Stock of his or her eligibility to participate (see Section 3.1).

C.
Each Key Employee and Director will agree to participate for a particular award of Restricted Stock by completing, signing, and delivering to the Employer a Deferred Share Agreement at the time of the execution of the respective Restricted Stock Award Agreement, which shall include an election as to Entitlement Date (see Section 3.1). Any elections may be changed only as provided in this Plan (see Section 3.2).

D.
Deferred Shares will be contributed to the Plan at the time of vesting, and each Participant’s right to distribution of any Deferred Shares contributed by that Participant will be fully vested (see Section 3.3). All Restricted Stock will vest in accordance with the respective Restricted Stock Award Agreement.

E.
The Participant’s Deferred Shares will be distributed on the Participant’s elected Entitlement Date. However, in the event that the Participant is a “Specified Employee” under section 409A of the Code and the Participant’s elected Entitlement Date is based upon the Participant experiencing a Separation from Service with the Employer, distribution of that Participant’s Deferred Shares will be delayed until the date that is six months after such Separation from Service (See Section 4.1).

F.
Although the intent of this Plan is that a Participant will not be subject to federal or Ohio income taxation with respect to any Deferred Shares until they are distributed, it is anticipated that each Participant will be subject to Social Security and Medicare taxation and may be subject to local income taxation for the Deferred Shares in the year of deferral.

THE PREFORMED LINE PRODUCTS COMPANY
DEFERRED SHARES PLAN DOCUMENT
(Effective August 21, 2008)

WHEREAS, Preformed Line Products Company (the “Employer”) maintains the Preformed Line Products Company Long Term Incentive Plan of 2008 (the “Incentive Plan”); and WHEREAS, it is desirable to provide certain employees and directors who receive awards of Restricted Stock under the Incentive Plan with the opportunity to defer taxation of such Restricted Stock beyond the year of vesting by deferring receipt of such Restricted Stock;

NOW, THEREFORE, effective August 21, 2008, the Plan is hereby established to provide as follows:

SECTION 1.
INTENT

1.1 DEFERRED COMPENSATION PLAN. The Plan is intended to allow elective deferrals by Key Employees and Directors who become Participants in the form of Deferred Shares (contributed to the Plan at the time of vesting in accordance with the respective Restricted Stock Award Agreement) for future payment to Participants or their Beneficiaries. It is additionally intended that Participants will not be subject to federal or Ohio income taxation with respect to any Deferred Shares until they are paid, although it is anticipated that such amounts will be subject to Medicare and Social Security taxation and may be subject to local income taxation in the year of deferral.

1.2 TOP-HAT PLAN. Participation in the Plan is limited to a select group of key management or highly compensated employees as such group is described under sections 201(2), 301(a)(3), and 401(a)(1) of ERISA with the intent that the Plan will constitute a “top-hat” deferred compensation plan within the meaning of the regulations promulgated by the Department of Labor under section 3(2)(B)(i) of ERISA.

1.3 UNFUNDED PLAN. The Plan is intended to be unfunded for purposes of the Code and Title I of ERISA.

1.4 NOT A QUALIFIED PLAN. The Plan is not intended to be a plan described in section 401(a) or 403(b) of the Code or in section 3(2)(A) of ERISA.

1.5 CODE SECTION 409A. The Plan is intended to operate in compliance with and shall be construed in a manner so as to comply with the requirements of section 409A of the Code and the regulations thereunder.

SECTION 2.
DEFINITIONS AND CONSTRUCTION

2.1 DEFINITIONS. Unless indicated otherwise in this Section 2.1, the capitalized terms used in this Agreement shall have the meaning respectively assigned under the Incentive Plan or the Participant’s Restricted Stock Award Agreement, as appropriate.

(a)	“ADMINISTRATOR” means such person or persons designated by the Employer to administer this Plan; if the Employer fails to make such a designation, the Committee shall be the Administrator.

(b)
“AFFILIATE” means a corporation, partnership, joint venture, sole proprietorship or other trade or business that is considered a single employer with the Employer by application of section 414 of the Code, such that it (1) is part of a “controlled group of corporations” (within the meaning of Code section 414(b)) with the Employer, (2) is “under common control” (within the meaning of Code section 414(c)) with the Employer, or (3) is a member of an “affiliated service group” (within the meaning of Code section 414(m)) with the Employer.

(c)	“BENEFICIARY” means the person or persons designated by the Participant to receive payments under this Plan.

(d)	“BOARD” means the Employer’s Board of Directors or, to the extent it delegates authority to the Committee, the Committee.

(e)	The term “CALENDAR YEAR” means the 12-month period ending December 31 of each year.

(f)	“CHANGE IN CONTROL” has the meaning set forth in Section 8(b) of the Incentive Plan.

(g)	“CODE” means the Internal Revenue Code of 1986 (or the corresponding provisions of any succeeding law regarding the taxation of income by the United States), as amended and in effect at such time.

(h)	“COMMITTEE” means the Compensation Committee of the Board, as described under Section 2(a) of the Incentive Plan.

(i)
“DEFERRED SHARE AGREEMENT” means the form of Deferred Share Agreement prepared for completion and execution by an eligible Key Employee or a Director to make deferrals to this Plan as provided in Sections 3.1 and 3.2

(j)	“DEFERRED SHARES” means, with respect to any Participant, Restricted Stock contributed to the Plan on his behalf.

(k)	“DIRECTOR” means each person who serves as a Director of the Employer’s Board of Directors.

(l)
“DISABILITY” shall mean that (1) a Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under the Employer’s long-term disability plan, or (2) to the extent that there is no such Employer long-term disability plan in effect at the applicable time, a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months (which shall be evidenced by the written determination of a qualified medical doctor selected by the Employer specifying the date upon which such disability commenced).

(m)	“EMPLOYER” means Preformed Line Products Company and any successor thereto.

(n)
“ENTITLEMENT DATE” means, with respect to any Participant, the date elected by the Participant in the Deferred Share Agreement executed in connection with a particular Restricted Stock Award Agreement. Such date may include (1) the date that the Participant experiences a Separation from Service, or (2) a date specified by the Participant in the Deferred Share Agreement. If no date is so elected or if any date elected is not valid, the Entitlement Date shall be the date upon which the Participant experiences a Separation from Service with the Employer.

(o)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and in effect at such time.

(p)	“INCENTIVE PLAN” means the Preformed Line Products Company Long Term Incentive Plan of 2008.

(q)	“KEY EMPLOYEE” means any member of a select group of management or highly compensated employees of the Employer, as such group is described in sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

(r)
“PARTICIPANT” means each Key Employee and/or Director who has received an award of Restricted Stock and elected to participate in this Plan by delivering a completed and signed Deferred Share Agreement as provided in Section 3.2.

(s)	“PLAN” means the Preformed Line Products Company Deferred Shares Plan established pursuant to this document, as amended from time to time.

(t)
“SEPARATION FROM SERVICE” means the Participant’s termination from employment with the Employer and all Affiliates on account of Participant’s death, retirement or other such termination of employment, as determined in accordance with section 409A of the Code and the regulations thereunder. A Participant will not be deemed to have experienced a Separation from Service if the Participant is on military leave, sick leave or other bona fide leave of absence, to the extent such leave does not exceed a period of six months or, if longer, such longer period of time as is protected by either statute or contract. A Participant will not be deemed to have experienced a Separation from Service if the Participant provides continuing services that average more than 20 percent of the services provided by the Participant to the Employer or its Affiliates (whether as an employee or an independent contractor) during the immediately preceding 36-month period of services (or full period of services to the Employer and its Affiliates if the Participant has provided services to the Employer or its Affiliates for less than 36 months). If a Participant provides services both as an employee and as an independent contractor of the Employer, the Participant must separate from service both as an employee and as an independent contractor to be treated as having experienced a Separation from Service. If a Participant ceases providing services as an independent contractor and begins providing services as an employee, or ceases providing services as an employee and begins providing services as an independent contractor, the Participant will not be considered to have a Separation from Service until the Participant has ceased providing services in both capacities. If a Participant provides services both as an employee of the Employer and a member of the Board, the services provided as an employee are not taken into account in determining whether the Participant has a Separation from Service as a Director for purposes of a nonqualified deferred compensation plan in which the service provider participates as a Director that is not aggregated with any plan in which the service provider participates as an employee under section 409A of the Code and the regulations thereunder.

(u)
“SPECIFIED EMPLOYEE” means a Key Employee who meets the requirements of section 416(i)(1)(A)(i), (ii) or (iii) of the Code (applied in accordance with the Treasury Regulations thereunder and disregarding section 416(i)(5)) of the Code at any time during the 12-month period ending on a specified employee identification date, as described under section 409A of the Code and the regulations thereunder. If a Participant is a Specified Employee as of a specified employee identification date, the Participant is treated as a Specified Employee for the entire 12-month period beginning on the specified employee effective date.

(v)
“UNFORESEEABLE EMERGENCY” means a severe financial hardship to a Participant resulting from: (1) an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in section 152 of the Code, without regard to section 152(b)(1), (b)(2), and (d)(1)(B)); (2) loss of the Participant’s property due to casualty; or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Plan. Terms defined in the singular shall include the plural, and vice versa, and pronouns in any gender shall include the masculine, feminine, and neuter, as the context requires. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” means including, without limitation, and use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. All references to a “Section” refer to this Plan, unless the context otherwise requires.

SECTION 3.
ELIGIBILITY, PARTICIPATION AND VESTING

3.1 ELIGIBILITY AND PARTICIPATION. Each Key Employee or Director who receives an award of Restricted Stock will be eligible to become a Participant. Such Key Employee or Director will become a Participant by completing a Deferred Share Agreement (including Entitlement Date) in connection with an award of Restricted Stock under the Incentive Plan.

3.2 CHANGE IN DEFERRED SHARE AGREEMENT.

(a)
Except as otherwise provided in Section 3.2(b), after the execution and submission of the Deferred Share Agreement, a Participant may not change or revoke any election made in the Deferred Share Agreement (notwithstanding any designation of Beneficiary, which may be made any time before the distribution of the respective Deferred Shares), and may not change the election as to Entitlement Date with respect to the Participant’s respective Deferred Shares established by the respective Deferred Share Agreement, except in the case of circumstances found by the Administrator to constitute an Unforeseeable Emergency, in which event the Participant shall receive the Deferred Shares upon appropriate application to, and as deemed appropriate by, the Administrator in its sole discretion.

(b)	With the consent of the Administrator, a Participant may delay the distribution of Deferred Shares set forth in the applicable Deferred Share Agreement subject to the following requirements:

(1)	The new election, as memorialized under a new Deferred Share Agreement, may not take effect until at least 12 months after the date upon which the new election is made;

(2)
If the new election relates to payment on an Entitlement Date other than a date relating to the Participant’s death, Disability or Unforeseeable Emergency, the new election and Deferred Share Agreement must provide for the deferral of the distribution to a new Entitlement Date that is at least five years from the original Entitlement Date upon which such payment otherwise would have been made; and

(3)	The new election must be made at least 12 months prior to the original Entitlement Date.

3.3 VESTING. The rights of a Participant to distribution of his or her Deferred Shares and all receipts and expenditures attributable to the investment thereof shall at all times be and remain 100 percent vested, but only to the extent vested under the terms of the underlying Incentive Plan and the applicable Restricted Stock Award Agreement(s).

SECTION 4.
DISTRIBUTION OF DEFERRED SHARES

4.1 DISTRIBUTION. Distribution of a Participant’s Deferred Shares shall be made on the Participant’s Entitlement Date; provided, however, that if the Participant is a Specified Employee, distribution of such Participant’s Deferred Shares shall in no event occur before the date that is six months after the date that the Participant experienced a Separation from Service (other than due to the Participant’s death or Disability). Distributions shall be subject to such uniform rules and procedures as may be adopted by the Administrator.

4.2 UNFORESEEABLE EMERGENCY. A Participant may petition the Administrator for payment of all or any portion of the Participant’s Deferred Shares prior to the elected Entitlement Date upon circumstances found by the Administrator to constitute an Unforeseeable Emergency, in which event the Participant shall be permitted to receive distribution of the portion of the Deferred Shares as petitioned upon such conditions as the Administrator may reasonably determine in its sole discretion (in a manner that complies with section 409A of the Code and the regulations thereunder), provided that the amount of the Deferred Shares distributed for an Unforeseeable Emergency shall not exceed that which is reasonably needed to satisfy the financial hardship (plus such amounts as are necessary to pay any federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from such payment). Any such payment shall be made as soon as administratively practicable but not earlier than the finding of the Unforeseeable Emergency. Notwithstanding the foregoing, payment may not be made for an Unforeseeable Emergency to the extent that resulting financial hardship is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, or (b) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

4.3 DESIGNATED BENEFICIARIES. A Participant may designate one or more Beneficiaries to receive all or any part of the Participant’s Deferred Shares in the event of the Participant’s death. The designation shall be effective by filing a written notification with the Administrator in such form as the Administrator may from time to time make available for such designation. The Participant’s beneficiary designation may be changed from time to time by similar action. If no such designation is made by the Participant, payments of the deceased Participant’s Deferred Shares not otherwise determined by the Payment Form shall be paid to, in the following order of priority, the Participant’s:

(a)	Surviving spouse, or if none;

(b)	Children, per stirpes, or if none;

(c)	Estate.

SECTION 5.
ADMINISTRATION

5.1 ADMINISTRATOR. This Plan shall be administered by the Employer or such other person or persons designated by the Employer. Each person so designated shall serve until the earliest of death, if a natural person; or resignation or removal as follows:

(a)	Any person may resign at any time by giving written notice, stating the effective date of such resignation, to each other person who at such time is serving and to the Employer; and

(b)	Any person may be removed at any time by Employer’s giving such person written notice, stating the effective date of such removal.

The successor to fill any vacancy resulting from death, resignation, or removal pursuant to this Section shall be filled by designation of another person by the Employer in its sole discretion.

5.2 AUTHORITY. The Administrator shall have all authority to exercise each of its responsibilities set forth in this Plan and for proper administration hereof except to the extent that such authority is reserved to, or delegated to another person by, the Employer.

5.3 BONDING. No person serving as Administrator and no agents and advisors employed by it shall be required to be bonded, except as otherwise required by ERISA.

SECTION 6.
CLAIMS AND APPEAL PROCEDURES

6.1 CLAIMS. Any claim by a Participant or Beneficiary (“claimant”) for payments or other rights under this Plan shall be presented in writing delivered to the Administrator on such forms and in such manner as the Administrator shall prescribe. Unless and until a claimant makes proper application for benefits in accordance with the rules and procedures established by the Administrator, such claimant shall have no right to receive any distribution from or under the Plan.

6.2 DENIALS. Any denial in whole or part of any claim presented pursuant to Section 6.1 shall be in writing given to the claimant within 90 days after receipt of delivery of the claim. The written notice of the claim denial shall be written in a manner calculated to be understood by the claimant, and shall contain at least the following information:

(a)	The specific reason or reasons for the denial;

(b)	A specific reference to pertinent Plan provisions upon which the denial is based;

(c)	A description of any additional material or information necessary for the claimant to perfect his or her claim, and an explanation of why the material or information is necessary; and

(d)
A description of the Plan’s appeal procedures describing the steps to be taken by the claimant and time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA in the event of the denial of the appeal.

6.3 APPEALS. The claimant may request an appeal of any denial in whole or part of a claim insofar as it relates to the Entitlement Date, the accounting of the Deferred Shares, or the validity of any Deferred Share Agreement or election made therein of any Participant as follows:

(a)
The claimant shall make such request in writing delivered to the Administrator not later than 60 days after the claimant’s receipt of the written denial of the claim which was given pursuant to Section 7.2;

(b)	The claimant may include with such request such documents and other information as the claimant deems reasonable; and

(c)
Any decision on appeal of a denied claim shall be made not later than 60 days after receipt of delivery of the request, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 120 days after receipt of delivery of the request. Any such decision by the Administrator upon its review of the appeal shall be in writing and shall include at least the following information:

(1)	The specific reason or reasons for the denial of the appeal;

(2)	A specific reference to pertinent Plan provisions upon which the appeal denial is based;

(3)
A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim and appeal; and

(4)
A statement describing the procedures for voluntary dispute resolution offered by the Plan (if any) and the claimant’s right to obtain information regarding such procedures, along with a statement of the claimant’s right to bring a civil action under ERISA.

SECTION 7.
MISCELLANEOUS

7.1 AMENDMENT AND TERMINATION. The Employer has the right at any time to amend or otherwise modify any of the provisions of this Plan in any manner that it deems advisable and reserves the right to terminate and liquidate the Plan at any time in its sole discretion. These rights do not require the consent of any Participant, Beneficiary, or other person. In the event of termination, the Employer shall specify whether termination will change the time at which distributions are made, provided that any acceleration of a distribution is consistent with section 409A of the Code and the regulations thereunder. In the absence of such specification, the timing of distributions shall be unaffected by the termination of the Plan.

7.2 ADDRESSES. For the purpose of any payments and notices under this Plan, each Participant, and each Beneficiary of the Participant, shall have the obligation to notify the Administrator of his or her addresses and of any changes therein. The address for any notice to the Employer or Administrator shall be the address of the Employer’s principal office.

(a)
All payments and notices shall, unless otherwise expressly provided, be deemed to have been properly given (1) if delivered by messenger, when delivered; (2) if mailed, when deposited in the United States Mail, certified or registered, postage prepaid, return receipt requested; (3) if e-mailed, telexed, telegraphed or faxed, when dispatched by e-mail, telex, telegram or fax; or (4) if delivered by commercial overnight express courier, freight prepaid, when delivered to such courier, in every case addressed to the party at the address provided in this Section.

(b)
All notices required to be delivered shall be deemed to have been delivered (1) if delivered by messenger, when delivered; (2) if mailed, on the third business day after deposit in the United States Mail, certified or registered, postage prepaid, return receipt requested; (3) if e-mailed, telexed, telegraphed or faxed, two hours after being dispatched by e-mail, telex, telegram or fax if such second hour falls on a business day within the hours of 9:00 a.m. through 5:00 p.m. of the time in effect at the place of receipt, or at 9:00 a.m. on that business day if the second hour is before 9:00 a.m., or at 9:00 a.m. on the next business day thereafter if such second hour is later than 5:00 p.m. or other than on a business day; or (4) if delivered by commercial overnight express courier, freight prepaid, the next business day after delivery to such courier, in every case addressed to the party at the address provided in this Section.

7.3 NO SPECIAL EMPLOYMENT RIGHTS. Nothing contained in this Plan shall be construed as a contract of employment or be deemed to give any Participant the right to be retained in the employ of the Employer or any equity or other interest in the assets, business, or affairs of the Employer. A Participant hereunder shall not have a security interest in assets of the Employer used to make contributions or pay benefits.

7.4 TAX WITHHOLDING. The Employer shall make, or cause to be made, provision for the reporting and withholding of any federal, state, local, or foreign taxes that may be required to be withheld with respect to any distribution of Deferred Shares pursuant to this Plan with the appropriate taxing authorities.

7.5 NON-ASSIGNMENT. Neither any Participant nor Beneficiary shall have any right to assign, transfer, pledge, or otherwise convey the right to receive any amount or payments which may become due under this Plan. Any such attempted assignment, transfer, pledge, or other conveyance shall not be recognized by the Employer.

7.6 MISCELLANEOUS. If any provision of this Plan is or becomes invalid, illegal, or unenforceable in any jurisdiction for any reason, such invalidity, illegality, or unenforceability shall not affect the remainder of this Plan, and the remainder of this Plan shall be construed and enforced as if such invalid, illegal, or unenforceable portion were not contained herein. This agreement shall be governed by and construed in English language under the laws of the State of Ohio, United States of America.

SIGNATURE

IN WITNESS WHEREOF, the Employer has caused this Plan to be executed as of this 21st day of August 2008.

PREFORMED LINE PRODUCTS COMPANY

By: /s/ Caroline S. Vaccariello
Caroline S. Vaccariello
General Counsel & Secretary